Exhibit 107

Calculation of Filing Fee Tables

FORM S-8
(Form Type)

Baijiayun Group Ltd

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)(3)		Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Class A ordinary shares, par value $0.519008 per share	Rule 457(c) and (h)	40,000,000	(2)	$1.005	$40,200,000	$0.0001476	$5,933.52
Total Offering Amounts						$40,200,000		$5,933.52
Total Fees Previously Paid								$—
Total Fee Offsets								$—
Net Fee Due								$5,933.52

(1)	Represents Class A ordinary shares of Baijiayun Group Ltd, par value $0.519008 per share, which are issuable under the 2024 Share Incentive Plan of the Registrant. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement is deemed to cover an indeterminate number of Class A ordinary shares which may be offered and issued to prevent dilution resulting from share splits, share dividends or similar transactions as provided in the 2024 Share Incentive Plan.

(2)	Represents Class A ordinary shares to be issued pursuant to the 2024 Share Incentive Plan. The proposed maximum offering price per share, which is estimated solely for the purposes of calculating the registration fee under Rule 457(h) and Rule 457(c) under the Securities Act, is based on US$1.005 per Class A ordinary share, the average of the high and low prices for the Registrant’s Class A ordinary shares as quoted on the Nasdaq Global Market on April 8, 2024.

(3)	Any Class A ordinary share covered by an award granted under the 2024 Share Incentive Plan (or portion of an award) that is forfeited, cancelled or otherwise expired for any reason without having been exercised shall be deemed not to have been issued for purposes of determining the maximum aggregate number of Class A ordinary shares which may be issued under the 2024 Share Incentive Plan.